UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
LOS ANGELES DIVISION

In re: AURA SYSTEMS, INC., Debtor.	CASE NO. LA 05-24550-SB Chapter 11 BALLOT FOR COMMON STOCK HOLDERS TO USE TO ACCEPT OR REJECT THE DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION Plan Confirmation Hearing: Date: January 10, 2006 Time: 2:00 p.m. Place: Courtroom 1575 255 E. Temple St. Los Angeles, CA

The Debtor's First Amended Plan of Reorganization (the "Plan") referred to in this Ballot can be confirmed by the Bankruptcy Court and made binding on you if it is accepted by creditors that timely vote on the Plan and that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class of creditors, and if it is accepted by holders of interests that timely vote on the Plan and that hold at least two-thirds in amount of the allowed interests of such class of interest holders. Only timely completed and returned Ballots will be counted.

If the requisite acceptances are not obtained, the Court may nevertheless confirm the Plan if the Court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of §1129(b) of the Bankruptcy Code.

The undersigned, the holder of _______________ shares of common stock of the Debtor, hereby:

(____) **ACCEPTS** the Plan

(____) **REJECTS** the Plan

Print or Type Name:____

Signature: ____________________________Dated: __________________

Address:____

To have your vote count, a completed Ballot must be received no later than January 3, 2006, at 5:00 p.m. prevailing Pacific Standard Time by:

Levene, Neale, Bender, Rankin & Brill L.L.P.
Attn: Ron Bender, Esq.
10250 Constellation Boulevard, Suite 1700
Los Angeles, California 90067
Telephone: (310) 229-1234
Facsimile: (310) 229-1244